                                                                    EXHIBIT 3.2

                            ARTICLES OF INCORPORATION
                                       OF
                      PERFORMANCE CAPITAL MANAGEMENT, INC.


                                   ARTICLE I:

        1.1 Name. The name of the corporation is Performance Capital Management, Inc.

                                   ARTICLE II:

        2.1 Purpose. The Purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III:

        3.1 Agent. The initial agent for the corporation for service of process is: Vincent Galewick, 2749 Vista Bluff, Orange, CA.

                                   ARTICLE IV:

        4.1 Principal Office. The county in the state of California where the principal office for the transaction of business of this corporation is to be located in the County of Orange, California.

                                   ARTICLE V:

        5.1 Classes of shares. The corporation is authorized to issue one hundred thousand (100,000) shares in only one class of shares.

                                   ARTICLE VI:

        7.1 Number of Directors. The number of directors of this corporation shall be one (1).

Date: JAN 16  1992


                                          /s/ VINCENT E. GALEWICK
                                          --------------------------------------
                                          Vincent E. Galewick



        The undersigned declares that he is the incorporator who has executed these Article of Incorporation and hereby declares that this instrument is the act and deed of the undersigned.


        Executed at Irvine, California on  1/16/92
                                         ---------------------------------------


                                          /s/ VINCENT E. GALEWICK
                                          --------------------------------------
                                          Vincent E. Galewick